EXHIBIT 21

Subsidiary	Jurisdiction of Incorporation
2233516 Ontario, Inc.	Canada
AAA France Cars SAS	France
AB Canada Holdings I Limited Partnership	Canada
AB Canada Holdings II Partnership	Canada
AB Canada Holdings III Limited Partnership	Canada
AB Car Rental Services Inc.	Delaware
AB FleetCo SAS	France
AB Funding Pty Ltd.	Australia
AB Group Financial Services Limited	England and Wales
AB Luxembourg Holdings S.á r.l.	Luxembourg
AB Scotland Finance I, LP	Scotland
AB Scotland Finance II, LP	Scotland
ABG Car Services Holdings, LLC	Delaware
ABG Commerce Consultancy (Shanghai) Co., Ltd.	China
ABG Scandinavia Holdings AS	Norway
ACE Administracao e Participacao Ltda.	Brazil
ACL Hire Ltd.	Scotland
Advance Ross Corporation	Delaware
Advance Ross Intermediate Corporation	Delaware
Advance Ross Sub Company	Delaware
AE Consolidation Limited	England and Wales
AE Holdco Limited	England and Wales
Aegis Motor Insurance Limited	Isle of Man
AESOP Funding Corp.	Delaware
AESOP Leasing Corp.	Delaware
AESOP Leasing L.P.	Delaware
Anji Car Rental & Leasing Company Limited	China
Apex Car Rentals Pty Ltd.	Australia
Apex Rent A Car Ltd.	New Zealand
Arbitra S.A.	Argentina
Armadale Commercials Ltd.	Scotland
AU Holdco Pty Ltd.	Australia
Auto Accident Consultants Pty. Limited	Australia
Auto-Hall S.A.	Monaco
Avis (US) Holdings BV	The Netherlands
Avis Africa Limited	England and Wales
Avis Alquile un Coche S.A.	Spain
Avis Asia Limited	England and Wales

Avis Autovermietung Beteiligungsgesellschaft mbH	Germany
Avis Autovermietung Gesellschaft m.b.H.	Austria
Avis Belgium SA	Belgium
Avis Budget Auto Service GmbH	Germany
Avis Budget Autoverhuur BV	The Netherlands
Avis Budget Autovermietung AG	Switzerland
Avis Budget Autovermietung GmbH & Co KG	Germany
Avis Budget Autovermietung Verwaltungsgesellschaft mbH	Germany
Avis Budget Brasil S.A.	Brazil
Avis Budget Car Rental Canada ULC	Canada
Avis Budget Car Rental LLC	Delaware
Avis Budget Contact Centers Inc.	Canada
Avis Budget de Puerto Rico, Inc.	Puerto Rico
Avis Budget Denmark A/S	Denmark
Avis Budget EMEA Limited	England and Wales
Avis Budget Europe International Reinsurance Limited	Isle of Man
Avis Budget Finance, Inc.	Delaware
Avis Budget Finance plc	Jersey Channel Islands
Avis Budget Group Business Support Centre Szolgaltato Kft	Hungary
Avis Budget Group Contact Centre EMEA S.A.	Spain
AvisBudget Group Limited	New Zealand
Avis Budget Group Pty Limited	Australia
Avis Budget Holdings, LLC	Delaware
Avis Budget International Capital (Singapore) Pte. Ltd.	Singapore
Avis Budget International Financing S.á r.l.	Luxembourg
Avis Budget Italia S.p.A.	Italy
Avis Budget Italia SpA Fleet Co S.A.P.A.	Italy
Avis Budget Leasing Demark A/S	Denmark
Avis Budget Rental Car Funding (AESOP) LLC	Delaware
Avis Budget Services Limited	England and Wales
Avis Budget UK Limited	England and Wales
Avis Car Rental Group, LLC	Delaware
Avis Car Sales, LLC	Delaware
Avis Caribbean, Limited	Delaware
Avis Europe Group Holdings BV	The Netherlands
Avis Europe Holdings Limited	England and Wales
Avis Europe Investment Holdings Limited	England and Wales
Avis Europe Investments Limited	England and Wales
Avis Europe and Middle East Limited	England and Wales
Avis Europe Overseas Limited	England and Wales
Avis Europe Risk Management Limited	England and Wales
Avis Finance Company (No. 2) Limited	England and Wales
Avis Finance Company (No. 3) Limited	Jersey Channel Islands

Avis Finance Company Limited	England and Wales
Avis Financement Vehicules SAS	France
Avis Group Holdings, LLC	Delaware
Avis India Investments Private Limited	India
Avis International Holdings, LLC	Delaware
Avis International, Ltd.	Delaware
Avis Investment Services (No. 2)	England and Wales
Avis Investment Services Limited	England and Wales
Avis Leisure Services Limited	Jersey Channel Islands
Avis Licence Holdings Limited	England and Wales
Avis Location de Voitures S.à r.l	Luxembourg
Avis Location de Voitures SAS	France
Avis Management Pty. Limited	Australia
Avis Management Services Limited	Sweden
Avis New York General Partnership	New York
Avis Pension Trustees Limited	England and Wales
Avis Portugal S.G.P.S., LDA	Portugal
Avis Rent A Car (Isle Of Man) Limited	Isle of Man
Avis Rent A Car Limited	New Zealand
Avis Rent A Car Sdn. Bhd.	Malaysia
Avis Rent A Car System, LLC	Delaware
Aviscar Inc.	Canada
Bell’Aria S.p.A	Italy
BRC Automoveis de Aluguel Ltda.	Brazil
Budget International, Inc.	Delaware
Budget Rent A Car Australia Pty. Ltd.	Australia
Budget Rent A Car Limited	New Zealand
Budget Rent a Car Operations Pty. Ltd.	Australia
Budget Rent A Car System, Inc.	Delaware
Budget Truck Rental LLC	Delaware
Budgetcar Inc.	Canada
Business Rent A Car GmbH	Austria
Camfox Pty. Ltd.	Australia
CCRG Servicios De Automoveis Ltda	Brazil
CD Intellectual Property Holdings, LLC	Delaware
Cendant Finance Holding Company LLC	Delaware
Centre Point Funding, LLC	Delaware
Chaconne Pty. Limited	Australia
Cilva Holdings Limited	England and Wales
Constellation Reinsurance Company Limited	Barbados
Dallas Automoveis e Acessorios Ltda.	Brazil
Dallas Rent A Car Ltda.	Brazil
DRC Automoveis de Aluguel Ltda.	Brazil

Europe Leisure Holdings NV	The Netherlands
Garage St Martin sas	France
Garep AG	Switzerland
Gestlas- Gestao Automovel, S.A.	Portugal
J&W Harris Holdings Ltd.	Scotland
Jupol-Car Sp. z.o.o.	Poland
Maggiore Asset Management S.r.l.	Italy
Manor National Limited	England and Wales
Mercury Car Rentals Private Limited	India
Milton Location de Voitures SAS	France
Morini SpA	Italy
Mobility, Inc.	Washington
Motorent, Inc.	Tennessee
National Car Rentals (Private) Limited	Singapore
Payhot Limited	England and Wales
Payless Car Rental Canada Inc.	Canada
Payless Car Rental, Inc.	Nevada
Payless Car Rental System, Inc.	Florida
Payless Car Sales, Inc.	Florida
Payless Parking, LLC	Florida
PR Holdco, Inc.	Delaware
Prolita Limited	England and Wales
PV Holding Corp.	Delaware
PVI Kraftfahrzeug Leasing GmbH	Germany
Quartx Fleet Management Inc.	Delaware
RAC Norway AS	Norway
SCA sas	France
Servicios Avis S.A.	Mexico
Show Group Enterprises (NZ) Limited	New Zealand
Show Group Enterprises Pty Limited	Australia
Societe De Vehicules De Location	France
Sovial Sociedade de Viaturas de Aluguer LDA	Portugal
Sovialma Sociedade de Viaturas de Aluguer da Madeira LDA	Portugal
Strongdraw Limited	England and Wales
Sweden Rent A Car AB	Sweden
Turiscar Rent A Car, S.A.	Portugal
Virgin Islands Enterprises, Inc.	Virgin Islands
W.T.H. Fleet Leasing Pty. Limited	Australia
W.T.H. PTY. Limited	Australia
We Try Harder Pty. Limited	Australia
Wizard Co., Inc.	Delaware
Wizard Services, Inc.	Delaware
WTH Canada, Inc.	Canada

WTH Car Rental, ULC	Canada
WTH Funding Limited Partnership	Canada
Yourway Rent A Car Pty Limited	Australia
Zipcar Australia Pty Ltd	Australia
Zipcar, Inc.	Delaware
Zipcar (UK) Limited	England and Wales
Zipcar Austria GmbH	Austria
Zipcar Belgium SPRL	Belgium
Zipcar Canada Inc.	Canada
Zipcar Carsharing S.A.	Spain
Zipcar France S.A.S.	France
Zipcar International Finance Company Limited	England and Wales
Zipcar International Holdings Limited	England and Wales
Zipcar Securities Corporation	Massachusetts
Zodiac Autovermietung AG	Switzerland
Zodiac Europe Finance Company Limited	England and Wales
Zodiac Europe Investments Limited	England and Wales
Zodiac Europe Limited	England and Wales
Zodiac Rent A Car Limited	England and Wales